3Q 2016 Earnings Presentation October 21, 2016

2 Important Cautionary Statement This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation beginning on slide 22. In this presentation, consistent with Securities and Exchange Commission Industry Guide 3, the Company presents total revenue, net interest income, net interest margin, and efficiency ratios on a fully taxable equivalent (“FTE”) and annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest income. The Company presents the following additional non-GAAP measures because many investors find them useful. Specifically: • The Company presents certain capital information on a tangible basis, including tangible common equity, the ratio of tangible common equity to tangible assets, and tangible book value per share. These measures exclude the after-tax impact of purchase accounting intangible assets. The Company believes these measures are useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. These measures are used by management to analyze capital adequacy of the Company. • Similarly, the Company presents an efficiency ratio-FTE and a tangible efficiency ratio-FTE. The efficiency ratio is computed by dividing noninterest expense by total revenue. Efficiency ratio-FTE is computed by dividing noninterest expense by total revenue-FTE. The tangible efficiency ratio-FTE excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is also utilized by management to assess the efficiency of the Company and its lines of business. • The Company presents the Basel III Common Equity Tier 1 (CET1) ratio on a fully-phased in basis. The fully phased-in ratio consider a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTAs, the overfunded pension asset, and other intangible assets. The Company believes this measure may be useful to investors who wish to understand the Company's current compliance with future regulatory requirements. This measure is used by management to analyze capital adequacy of the Company. Important Cautionary Statement about Forward-Looking Statements This presentation contains forward-looking statements. Statements regarding future levels of the net interest margin, efficiency ratio, occupancy costs, net charge-offs, loan loss provision expense, nonperforming loans, mortgage production income, service charge on deposits, the size of the securities portfolio, and Pillar Financial’s future contribution to revenue, ROA, ROE, and net income are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “opportunity,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic reports that we file with the SEC. Those factors include: current and future legislation and regulation could require us to change our business practices, reduce revenue, impose additional costs, or otherwise adversely affect business operations or competitiveness; we are subject to increased capital adequacy and liquidity requirements and our failure to meet these would adversely affect our financial condition; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; changes in market interest rates or capital markets could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our MSRs and mortgages held for sale due to changes in interest rates; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; we are subject to credit risk; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we rely on the mortgage secondary market and GSEs for some of our liquidity; loss of customer deposits could increase our funding costs; we are subject to litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations, and financial condition; we face certain risks as a servicer of loans; we are subject to risks related to delays in the foreclosure process; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers and small businesses may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; competition in the financial services industry is intense and we could lose business or suffer margin declines as a result; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; our ability to receive dividends from our subsidiaries or other investments could affect our liquidity and ability to pay dividends; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our framework for managing risks may not be effective in mitigating risk and loss to us; our controls and procedures may not prevent or detect all errors or acts of fraud; we are at risk of increased losses from fraud; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; our accounting policies and processes are critical to how we report our financial condition and results of operation, and they require management to make estimates about matters that are uncertain; depressed market values for our stock and adverse economic conditions sustained over a period of time may require us to write down some portion of our goodwill; our financial instruments measured at fair value expose us to certain market risks; our stock price can be volatile; we might not pay dividends on our stock; and certain banking laws and certain provisions of our articles of incorporation may have an anti-takeover effect.

3 3Q 16 Earnings Overview 1. 2Q 16 included $0.05 related to discrete benefits; excluding these benefits, core EPS was $0.89. 3Q 15 included $0.11 related to discrete benefits; excluding these benefits, core EPS was $0.89 2. Please refer to slide 24 of the appendix for the GAAP reconciliations 3. Please refer to slide 26 of the appendix for a reconcilement to book value per share Prior Quarter Variance • EPS decreased $0.03 → 2Q 16 included $0.05 in net discrete benefits; excluding this, EPS increased $0.02, or 2%1 → Revenue growth and lower provision expense offset higher expenses Prior Year Variance • EPS decreased $0.09 → 3Q 15 included $0.11 of discrete benefits; excluding this, EPS increased $0.02, or 2%1 → Strong balance sheet growth and broad-based increases in noninterest income offset higher provision expense EPS Trends Profitability • Strong revenue trends → $52 million increase in capital markets-related income → $19 million increase in net interest income (FTE) → $7 million increase in mortgage production income • YTD tangible efficiency ratio2 of 61.6%, down 100 bps from FY 2015 Balance Sheet • Solid balance sheet growth offset a 3 basis point decline in net interest margin → Average loans and client deposits up 1% • $1 billion auto loan sale executed in 3Q 16; further optimizing the balance sheet Credit & Capital • Asset quality remains strong; energy losses abating → NCO ratio declined 4 bps to 35 bps → NPL ratio stable → Provision expense decreased $49 million • Book value and tangible book value per share3 up 1% Key Highlights All changes reflect sequential (2Q 16 to 3Q 16) trends, unless otherwise noted $1.00 $0.91 $0.84 $0.94 $0.91 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16

4 $1,211 $1,246 $1,282 $1,288 $1,308 $1,247 $1,281 $1,318 $1,323 $1,342 2.94% 2.98% 3.04% 2.99% 2.96% 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 Net Interest Income Net Interest Income (FTE) NIM (FTE) Net Interest Income1 Continued balance sheet growth offsets net interest margin compression ($ in millions) Prior Quarter Variance • Net interest margin (FTE) decreased 3 bps, due to → Continued low rate environment pressuring reinvestment yields (residential mortgage, MBS) → Partially offset by continued positive mix shift in loan portfolio • Net interest income (FTE) increased $19 million, or 1%, as continued balance sheet growth offset the decline in NIM Prior Year Variance • Net interest margin (FTE) increased 2 bps, due to → Benefit from 4Q 15 rate increase and continued positive mix shift in loan portfolio → Partially offset by lower long-term rates (impacting mortgage-related assets) and higher funding costs • Net interest income (FTE) increased $95 million, or 8%, as a result of net interest margin improvement and 7% loan growth 1. On this slide, net interest income is reported on an unadjusted and fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. SunTrust believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. Net interest margin is calculated as net interest income (FTE) divided by average earning assets (on an annualized basis) 2. Please refer to slide 24 for a reconciliation of net interest income to net interest income (FTE) 2

5 Noninterest Income Ongoing, strategic investments help drive 10% year-over-year increase in noninterest income ($ in millions) Prior Quarter Variance • Noninterest income decreased $9 million as a result of $44 million in net asset-related gains recognized in 2Q 16; offset by → $52 million increase in capital markets-related income, as a result of continued success in expanding and deepening client relationships o Record quarter reflects 10+ years of strategic investments in talent and capabilities → $7 million increase in mortgage production income as a result of higher volumes Prior Year Variance • Noninterest income increased $78 million, or 10% → Driven primarily by growth in mortgage and capital markets-related income $811 $765 $781 $898 $889 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16

6 Noninterest Expense Expenses increased 5% sequentially ($ in millions) $1,264 $1,288 $1,318 $1,345 $1,409 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 Prior Quarter Variance • Noninterest expense increased $64 million, driven by → Increased FDIC assessment and other regulatory/compliance-related costs → Improved business performance and activity levels, resulting in higher compensation costs and partially impacting outside processing and software costs → Higher net occupancy costs o Will be mitigated by reduced physical footprint over time Prior Year Variance • Noninterest expense increased $145 million, driven by the same factors impacting the prior quarter variance, in addition to ~$30 million of discrete recoveries related to previous mortgage matters and ~$30 million of lower incentive/benefits costs in 3Q 15

7 Efficiency Ratio and Tangible Efficiency Ratio1 YTD efficiency ratio and tangible efficiency ratio 90 and 100 bps better, respectively, relative to FY 2015; on track to meet 2016 goal1 1. The efficiency ratio and tangible efficiency ratio are reported on fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts net interest income for the tax-favored status of income from certain loans and investments. Unadjusted net interest income can be found on slide 4. Please refer to slide 24 of the appendix for reconciliations related to the efficiency ratio. Publicly stated goal refers to tangible efficiency ratio Efficiency Ratio Tangible Efficiency Ratio 63.9% 63.6% 61.0% 62.1% 62.3% 60.1% 62.5% 64.2% 63.9% 61.4% 63.0% 62.8% 60.6% 63.1% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 62.6% 61.6% 63.1% 62.2% FY 2015 YTD 16

8 $32 $51 $101 $146 $97 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 $463 $498 $555 $590 $612 $174 $420 $354 $337 0.35% 0.49% 0.70% 0.67% 0.67% 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 NPLs (ex-energy) Energy NPLs Total NPL Ratio $71 $79 $71 $67 $93 $4 $14 $70 $33 0.21% 0.24% 0.25% 0.39% 0.35% 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 NCOs (ex-energy) Energy NCOs Total NCO Ratio (annualized)  Sequential decline due to continued improvements in asset quality of the residential loan portfolio, slower loan growth, and a lower energy-related provision Overall asset quality remains strong; energy losses abating Credit Quality ($ in millions)  As expected, NPLs relatively stable  Energy NCOs down significantly; overall asset quality remains strong Nonperforming Loans Net Charge-offs Provision for Credit Losses Allowance for Loan and Lease Losses $85 $126 $944 $949 $1,786 $1,752 $1,770 $1,774 $1,743 1.34% 1.29% 1.27% 1.25% 1.23% 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 ALLL ALLL Ratio $975 $672 $137 $83

9 Loans Average performing loans up 1% sequentially and 7% year-over-year ($ in billions, average balances) Note: Totals may not foot due to rounding Prior Quarter Variance • Average performing loans increased $1.0 billion, or 1%, with the majority of growth concentrated in consumer, up $1.3 billion, or 5% • Period-end loans stable as a result of $1 billion indirect auto loan sale → Reflects continued focus on balance sheet velocity and optimization Prior Year Variance • Average performing loans increased $8.9 billion, or 7%, driven by broad-based growth → Consumer up $4.2 billion (+20%) → C&I up $3.0 billion (+5%) → Residential mortgage up $1.8 billion (+7%) $72.9 $74.4 $76.4 $77.6 $77.1 $38.5 $38.5 $38.6 $38.8 $39.0 $21.0 $21.8 $22.7 $23.9 $25.2 $132.4 $134.7 $137.6 $140.3 $141.3 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 Commercial Residential Consumer

10 Deposits Deposit growth continues; average balances up 1% sequentially and 7% year-over-year 1. Wholesale funding includes Fed funds purchased, short-term borrowings, and long-term debt. Reflects change from 9/30/2014 to 9/30/2016 Note: Totals may not foot due to rounding Prior Quarter Variance • Average client deposits increased 1%, or $1.1 billion, driven by growth in money market and DDA accounts • Period-end balances up 4% • Interest-bearing deposit costs increased 1 bp Prior Year Variance • Average client deposits increased $10.1 billion, or 7%, with growth concentrated in lower-cost products → NOW accounts up $5.4 billion → Money market accounts up $3.4 billion → DDA accounts up $1.5 billion • Deposits up 17% over past two years; reflection of increased focus and enhanced capabilities → Wholesale funding1 down 29% over same period ($ in billions, average balances) $51.1 $52.3 $53.1 $53.2 $54.5 $42.2 $42.6 $42.1 $43.0 $43.6 $35.8 $37.3 $38.0 $41.7 $41.2 $10.0 $9.9 $9.9 $9.9 $9.7 $6.2 $6.1 $6.2 $6.4 $6.3 $145.2 $148.2 $149.2 $154.2 $155.3 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 Money Market DDA (Nonint bearing) NOW Time Savings

11 $16.2 $16.4 $16.5 $16.7 $16.8 9.9% 9.8% 9.8% 9.7% 9.7% 10.0% 10.0% 9.9% 9.8% 9.8% 0 0 0 0 0 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 Basel III CET1 ratio Basel III fully phased-in CET1 ratio 12.4% 12.4% 12.3% 12.1% 12.1% 9.0% 8.7% 8.9% 8.8% 8.6% 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 Avg. Equity/Avg. Assets Tangible Common Equity/Tangible Assets $43.44 $43.45 $44.97 $46.14 $46.63 $31.56 $31.45 $32.90 $33.98 $34.34 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 Book Value Per Share Tangible Book Value Per Share Capital Position Book value and tangible book value per share3 up 7% and 9% year-over-year, respectively ($ in billions, except per-share data) Total Equity & Tangible Common Equity Ratios2 1. Current quarter amounts are estimated at the time of the earnings release and subject to revision. Please refer to slide 25 of the appendix for additional details on the current quarter’s calculation 2. Please refer to slide 26 of the appendix for a reconcilement of total equity to tangible common equity and total assets to tangible assets 3. Please refer to slide 26 of the appendix for a reconcilement of book value per share to tangible book value per share Basel III Common Equity Tier 1 (fully phased-in)1 Book Value / Tangible Book Value Per Share3

Consumer Banking and PWM Highlights

($ in millions)	3Q 15	2Q 16	3Q 16	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income	$688	$705	$721	2 %	5 %
Noninterest Income	384	366	387	6 %	1 %
Total Revenue	1,072	1,071	1,108	3 %	3 %
Provision for Credit Losses	22	49	30	(39)%	36 %
Noninterest Expense	730	758	790	4 %	8 %
Net Income	**$201**	**$166**	**$180**	**8 %**	**(10)%**
Key Statistics ($ in billions)					
Total Loans (average)	$40.2	$42.5	$43.4	2 %	8 %
Client Deposits (average)	$91.0	$97.0	$95.9	(1)%	5 %
Managed Assets	$50.8	$52.3	$53.4	2 %	5 %
Efficiency Ratio	68.1%	70.7%	71.4%		
Tangible Efficiency Ratio[1]	66.5%	69.3%	69.9%		

Prior Quarter Variance

- Net income increased $14 million, or 8%, due to higher revenue and lower credit costs
  - → Provision expense lower due to continued improvements in home equity
- Net interest income up 2% driven by broad-based loan growth (auto, LightStream, student, credit card)
- Noninterest income increased $21 million driven by discrete items and seasonally higher trust and investment management income
- Noninterest expense increased $32 million driven by higher FDIC/regulatory costs, higher occupancy costs, and certain discrete costs and investments

Prior Year Variance

- Net income decreased $21 million as a result of higher noninterest expense and credit costs
  - → Total revenue up 3%
- Net interest income increased $33 million as a result of strong loan and deposit growth and higher-return loan mix
  - → Average loan yields increased 20 bps, helping offset margin compression in other businesses
- Increase in noninterest expense driven by the same factors as the sequential increase in addition to investments in branch network optimization
- Managed Assets up 2% sequentially and 5% year-over-year, reflecting market stabilization and strategic growth of retail asset management product

1. Please refer to page 25 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio

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SunTrust

Wholesale Banking Highlights

($ in millions)	3Q 15	2Q 16	3Q 16	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income (FTE)	$487	$482	$494	2 %	1 %
Noninterest Income	292	301	320	6 %	10 %
Total Revenue (FTE)	779	783	814	4 %	4 %
Provision/ (Benefit) for Credit Losses	47	103	68	(34)%	NM
Noninterest Expense	383	418	427	2 %	11 %
Net Income	**$236**	**$183**	**$224**	**22 %**	**(5)%**
Key Statistics ($ in billions)					
Total Loans (average)	$67.3	$72.1	$71.6	(1)%	6 %
Client Deposits (average)	$51.2	$54.1	$55.9	3 %	9 %
Efficiency Ratio (FTE)[1]	49.3%	53.3%	52.4%		
Tangible Efficiency Ratio (FTE)[1]	47.6%	51.2%	50.2%		

Prior Quarter Variance

- Net income increased $41 million, largely due to lower provision expense (lower energy NCOs) and record capital markets-related income
- Net interest income (FTE) up 2% as a result of slightly higher loan spreads and continued deposit growth
- Noninterest income increased 6% as a result of record capital markets-related income
  - → Investment banking income increased $21 million and represents a record quarter
    - o Largely due to syndicated finance and M&A advisory
  - → Trading income increased $31 million
    - o Driven primarily by CVA charges in 2Q 16 in addition to higher client activity in 3Q 16

Prior Year Variance

- Net income decreased $12 million due entirely to higher provision expense (driven by energy)
  - → Total revenue (FTE) up 4%
- Net interest income (FTE) stable as 6% loan growth and 9% deposit growth offset by margin compression
- Noninterest income increased $28 million, or 10%, driven by the same factors as the sequential increase
- Noninterest expense up $44 million primarily driven by increased compensation tied to improved business performance, investments in technology, and higher amortization expense

1. The efficiency ratio and tangible efficiency ratio are reported on fully taxable-equivalent ("FTE") basis. The FTE basis adjusts net interest income for the tax-favored status of income from certain loans and investments. Please refer to page 26 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio

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SUNTRUST

Mortgage Banking Highlights

($ in millions)	3Q 15	2Q 16	3Q 16	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income	$123	$111	$111	0 %	(10)%
Noninterest Income	109	165	167	1 %	53 %
Total Revenue	232	276	278	1 %	20 %
Provision/ (Benefit) for Credit Losses	(38)	(6)	(1)	NM	NM
Noninterest Expense	153	178	196	10 %	28 %
Net Income	**$106**	**$64**	**$52**	**(19)%**	**(51)%**
Key Statistics ($ in billions)					
Servicing Portfolio for Others (EOP)	$122.0	$125.4	$123.9	(1)%	2 %
Production Volume	$6.2	$7.3	$8.5	16 %	37 %
Application Volume	$7.7	$11.2	$11.9	6 %	54 %
Efficiency Ratio	66.0%	64.3%	70.2%		

Prior Quarter Variance

- Noninterest income up 1% as higher production income was largely offset by a decline in servicing income
  - → Production income increased $7 million as a result of higher volumes
    - o Production volume up 16%, application volume up 6%
  - → As anticipated, servicing income decreased $3 million, due to higher decay expense
- Net interest income stable as loan growth was offset by lower loan yields
- Noninterest expense higher due to discrete operating losses and higher business activity levels

Prior Year Variance

- Net income decreased $54 million due to ~$50 million in after-tax discrete recoveries recognized in 3Q 15
- Noninterest income increased $58 million as a result of increases in both production and servicing income
  - → Production income increased $60 million driven by higher volumes and gain-on-sale margins
  - → Servicing income increased $9 million driven by improved hedge performance and portfolio acquisitions
    - o Servicing UPB up 2%
    - o ~$3 billion UPB purchased in 3Q 16; will transfer in 4Q 16

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SunTrust

Conclusion

SunTrust Investment Thesis	3Q 16 Results
Strong & Diverse Franchise	✓ • Broad-based growth results in 8% increase in revenue (FTE) → Noninterest income up 10% driven by mortgage and capital markets → Net interest income (FTE) up 8% as a result of strong balance sheet growth (average loans and deposits up 7%)
Improving Returns & Efficiency	✓ • 90 and 100 basis point improvement in YTD efficiency ratio and tangible efficiency ratio[1], respectively, relative to FY 2015 • Net interest margin up 2 basis points despite prolonged low rate environment; aided by positive portfolio mix shift → $1 billion auto loan sale executed, further optimizing the balance sheet
Investing in Growth Opportunities	✓ • Ongoing, strategic investments in growth yield solid returns → Record quarter for capital markets-related income → Mortgage-related income up $69 million → Consumer loans up $4 billion (+20%) • Recently announced acquisition of Pillar Financial[2] is accretive to SunTrust's capabilities and earnings profile
Strong Capital Position	✓ • Incremental share repurchase (+37%) began in 3Q 16 • Book value and tangible book value per share[3] up 7% and 9%, respectively • 9.7% Basel III CET1 ratio (fully phased-in)[4]

All changes reflect year-over-year (3Q 15 to 3Q 16) trends, unless otherwise noted

1. Please refer to slide 24 of the appendix for the GAAP reconciliations
2. On October 20, 2016, SunTrust Banks, Inc. announced that it had signed a definitive agreement to acquire substantially all of the assets of the operating subsidiaries of Pillar Financial, LLC. Please see http://investors.suntrust.com/news/news-details/2016/SunTrust-Bank-to-Acquire-Assets-of-Pillar-Financial-LLC/default.aspx for more information
3. Please refer to slide 26 of the appendix for a reconcilement of book value per share to tangible book value per share
4. Please refer to slide 25 of the appendix for Common Equity Tier 1 (Basel III Transitional) to Common Equity Tier 1 (Basel III Fully Phased-In) reconciliation

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Appendix

17 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 EPS $1.00 $0.91 $0.84 $0.94 $0.91 Efficiency Ratio (FTE) 61.4% 63.0% 62.8% 60.6% 63.1% Tangible Efficiency Ratio (FTE)1 61.0% 62.1% 62.3% 60.1% 62.5% Net Interest Margin (FTE) 2.94% 2.98% 3.04% 2.99% 2.96% Return on Average Assets 1.13% 1.01% 0.93% 1.00% 0.94% Average Performing Loans ($ in billions) $132.4 $134.7 $137.6 $140.3 $141.3 Average Client Deposits ($ in billions) $145.2 $148.2 $149.2 $154.2 $155.3 NPL Ratio 0.35% 0.49% 0.70% 0.67% 0.67% NCO Ratio 0.21% 0.24% 0.25% 0.39% 0.35% ALLL Ratio 1.34% 1.29% 1.27% 1.25% 1.23% Basel III Common Equity Tier 1 Ratio (fully phased-in)2 9.9% 9.8% 9.8% 9.7% 9.7% Book Value Per Share $43.44 $43.45 $44.97 $46.14 $46.63 Tangible Book Value Per Share3 $31.56 $31.45 $32.90 $33.98 $34.34 Balance Sheet Credit & Capital Profitability 5-Quarter Financial Highlights 1. Please refer to slide 24 of the appendix for the GAAP reconciliations 2. Please refer to slide 25 of the appendix for Common Equity Tier 1 (Basel III Transitional) to Common Equity Tier 1 (Basel III Fully Phased-In) reconciliation 3. Please refer to slide 26 of the appendix for a reconcilement to book value per share Key Metrics

Energy Portfolio Details

2.2% of Total Loans Outstanding

Total Loans: $142 billion



Energy: 2.2%
Other: 97.8%

Commentary

- Key portfolio statistics:
  - E&P and OFS represent 35% of portfolio
  - Energy reserves / energy loans: 5.5%
  - Energy reserves / E&P and OFS loans: 15.9%
  - $121 million of charge-offs recognized since October 1, 2015
  - 89% of nonaccrual loans were current as of September 30, 2016
- Strong overall collateral coverage
- Immaterial second lien exposure
- Robust and experienced team with more than 60 energy specialists, including on-staff petroleum reserve engineers
  - Average tenure of 14+ years with SunTrust and 30+ years in risk management

Portfolio Overview

($ in billions)

			Criticized Loans		
Sector	Exposure[1]	Outstandings	Nonaccruals	Criticized Accruing	Total Criticized
Downstream	$1.7	$0.3	0%	23%	23%
Midstream	$4.1	$1.7	1%	0%	1%
Upstream (E&P)	$1.7	$0.6	35%	55%	90%
Drilling / Oilfield Services (OFS)	$1.2	$0.4	23%	33%	56%
Other	$0.1	$0.1	0%	69%	69%
Total	**$8.8**	**$3.1**	**11%**	**19%**	**30%**

Note: All data as of September 30, 2016. Totals may not foot due to rounding
1. Exposure includes loans outstanding and unfunded commitments

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SUNTRUST

19 Mortgage Servicing Income Supplemental Information ($ in millions) 1. Includes contractually specified servicing fees, late charges, interest curtailment expense, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the MSR asset from changes in market rates and other assumption updates, exclusive of the decay, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR asset Note: Totals may not foot due to rounding Q3 15 Q4 15 Q1 16 Q2 16 Q3 16 Servicing Fees1 $89 $93 $87 $92 $94 ($53) ($49) ($40) ($55) ($60) Net MSR Fair Value and Hedge Activity3 $5 $13 $16 $16 $16 Mortgage Servicing Income $40 $56 $62 $52 $49 Memo: Total Loans Serviced for Others (average balance) $120,724 $121,670 $120,814 $123,629 $124,729 Annualized Servicing Fees / Average Loans Serviced for Others (bps) 29 30 29 30 30 Changes in MSR Value from Collection/Realization of Cash Flow (Decay)2

30 –89 Day Delinquencies by Loan Class

($ in millions)

30-89 Accruing Delinquencies	3Q 15	4Q 15	1Q 16	2Q 16	3Q 16	Memo: 3Q 16 Loan Balance
Commercial & industrial	0.14%	0.09%	0.16%	0.05%	0.05%	$68,298
Commercial real estate	0.03%	0.05%	0.06%	0.03%	0.04%	5,056
Commercial construction	0.00%	0.01%	0.00%	0.00%	0.00%	3,875
Total Commercial Loans	**0.12%**	**0.08%**	**0.15%**	**0.04%**	**0.05%**	**$77,229**
Residential mortgages – guaranteed	-	-	-	-	-	$521
Residential mortgages – nonguaranteed	0.43%	0.42%	0.35%	0.31%	0.29%	26,306
Home equity products	0.61%	0.66%	0.59%	0.64%	0.63%	12,178
Residential construction	0.69%	0.70%	0.46%	0.11%	0.29%	393
Total Residential Loans[1]	**0.50%**	**0.51%**	**0.43%**	**0.41%**	**0.40%**	**$39,398**
Guaranteed student loans	-	-	-	-	-	$5,844
Other direct	0.39%	0.39%	0.41%	0.33%	0.38%	7,358
Indirect	0.82%	1.01%	0.73%	0.79%	0.99%	10,434
Credit cards	0.78%	0.81%	0.71%	0.70%	0.77%	1,269
Total Consumer Loans[2]	**0.67%**	**0.78%**	**0.62%**	**0.62%**	**0.74%**	**$24,905**
Total SunTrust - excl. gov.-guaranteed delinquencies[3]	0.31%	0.30%	0.29%	0.23%	0.25%	$135,166
Impact of excluding gov.-guaranteed delinquencies	0.30%	0.40%	0.38%	0.35%	0.39%	6,366
Total SunTrust - incl. gov.-guaranteed delinquencies[4]	**0.61%**	**0.70%**	**0.67%**	**0.58%**	**0.64%**	**$141,532**

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

20
SunTrust

21 Nonperforming Loans by Loan Class Note: Totals may not foot due to rounding ($ in millions) Memo: Nonperforming Loans 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 3Q 16 Loan Balance Commercial & industrial $122 $308 $565 $491 $501 $68,298 Commercial real estate 15 10 10 10 10 5,056 Commercial construction 1 1 2 2 2 3,875 Total Commercial Loans $138 $319 $577 $503 $513 $77,229 Residential mortgages – guaranteed - - - - - $521 Residential mortgages – nonguaranteed 156 184 198 194 183 26,306 Home equity products 146 145 180 226 235 12,178 Residential construction 16 16 12 13 11 393 Total Residential Loans $318 $345 $390 $433 $429 $39,398 Guaranteed student loans - - - - - $5,844 Other direct 4 6 5 5 5 7,358 Indirect 3 3 3 4 2 10,434 Credit cards - - - - - 1,269 Total Consumer Loans $7 $9 $8 $8 $7 $24,905 Total SunTrust $463 $672 $975 $944 $949 $141,532 NPLs / Total Loans 0.35% 0.49% 0.70% 0.67% 0.67%

22 Net Charge-off Ratios by Loan Class Note: Totals may not foot due to rounding ($ in millions) Memo: Net Charge-off Ratio (annualized) 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 3Q 16 Loan Balance Commercial & industrial 0.08% 0.15% 0.14% 0.52% 0.41% $68,298 Commercial real estate 0.01% 0.02% (0.10)% (0.01)% 0.01% 5,056 Commercial construction (0.13)% (0.02)% (0.04)% (0.00)% (0.01)% 3,875 Total Commercial Loans 0.07% 0.13% 0.12% 0.46% 0.37% $77,229 Residential mortgages – guaranteed - - - - - $521 Residential mortgages – nonguaranteed 0.32% 0.21% 0.27% 0.20% 0.17% 26,306 Home equity products 0.52% 0.49% 0.55% 0.36% 0.31% 12,178 Residential construction (1.45)% 0.49% 0.24% 0.07% 0.11% 393 Total Residential Loans 0.37% 0.30% 0.36% 0.24% 0.21% $39,398 Guaranteed student loans - - - - - $5,844 Other direct 0.49% 0.53% 0.46% 0.45% 0.51% 7,358 Indirect 0.42% 0.57% 0.56% 0.34% 0.62% 10,434 Credit cards 1.95% 2.19% 2.30% 2.48% 2.20% 1,269 Total Consumer Loans 0.42% 0.51% 0.49% 0.39% 0.52% $24,905 Total SunTrust 0.21% 0.24% 0.25% 0.39% 0.35% $141,532

23 Net Charge-offs by Loan Class Note: Totals may not foot due to rounding ($ in millions) Memo: Net Charge-offs 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 3Q 16 Loan Balance Commercial & industrial $14 $24 $24 $90 $71 $68,298 Commercial real estate - 1 (2) - - 5,056 Commercial construction (1) - - - - 3,875 Total Commercial Loans $13 $25 $22 $90 $71 $77,229 Residential mortgages – guaranteed - - - - - $521 Residential mortgages – nonguaranteed 20 12 16 12 11 26,306 Home equity products 18 17 18 11 10 12,178 Residential construction (2) 1 0 - - 393 Total Residential Loans $36 $30 $35 $24 $21 $39,398 Guaranteed student loans - - - - - $5,844 Other direct 6 8 7 7 9 7,358 Indirect 11 15 14 9 17 10,434 Credit cards 5 6 6 7 7 1,269 Total Consumer Loans $22 $29 $28 $23 $34 $24,905 Total SunTrust $71 $83 $85 $137 $126 $141,532

24 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 FY 2015 YTD 16 Reported (GAAP) Basis Net Interest Income 1,140 1,167 1,211 1,246 1,282 1,288 1,308 4,764 3,877 Noninterest Income 817 874 811 765 781 898 889 3,268 2,569 Total Revenue 1,957 2,041 2,022 2,011 2,063 2,186 2,197 8,032 6,446 Total Expense 1,280 1,328 1,264 1,288 1,318 1,345 1,409 5,160 4,072 Efficiency Ratio 65.4% 65.1% 62.5% 64.1% 63.9% 61.5% 64.1% 64.2% 63.2% Reconciliation: Net Interest Income 1,140 1,167 1,211 1,246 1,282 1,288 1,308 4,764 3,877 FTE Adjustment 35 36 36 35 36 35 34 142 105 Net Interest Income-FTE 1,175 1,203 1,247 1,281 1,318 1,323 1,342 4,906 3,982 Noninterest Income 817 874 811 765 781 898 889 3,268 2,569 Total Revenue-FTE 1,992 2,077 2,058 2,046 2,099 2,221 2,231 8,174 6,551 Total Expense 1,280 1,328 1,264 1,288 1,318 1,345 1,409 5,160 4,072 Amortization Expense 7 7 9 17 10 11 14 40 35 Total Tangible Expenses 1,273 1,321 1,255 1,271 1,308 1,334 1,395 5,120 4,037 Efficiency Ratio-FTE 64.2% 63.9% 61.4% 63.0% 62.8% 60.6% 63.1% 63.1% 62.2% Tangible Efficiency Ratio-FTE 63.9% 63.6% 61.0% 62.1% 62.3% 60.1% 62.5% 62.6% 61.6% Reconciliation of Tangible Efficiency Ratio (FTE) ($ in millions) Note: Totals may not foot due to rounding

25 Reconciliation of Common Equity Tier 1 Ratio1 ($ in billions) 3Q 16 Common Equity Tier 1 – Transitional $16.9 Adjustments2 (0.1) Common Equity Tier 1 – Fully phased-in $16.8 Risk-weighted Assets: Common Equity Tier 1 – Transitional $172.5 Adjustments3 1.7 Risk-weighted Assets: Common Equity Tier 1 – Fully phased-in $174.1 Common Equity Tier 1 – Transitional 9.8% Common Equity Tier 1 – Fully phased-in 9.7% 1. The Common Equity Tier 1 ratio is subject to certain phase-in requirements under Basel III beginning in 2015, and as such we have presented a reconciliation of the Common Equity Tier 1 ratio as calculated considering the phase-in requirements (Common Equity Tier 1 – Transitional) to the fully phased-in ratio. All figures are estimated at the time of the earnings release and subject to revision 2. Primarily includes the phase-out from capital of certain DTAs, the overfunded pension asset, and other intangible assets 3. Primarily relates to the increased risk weight to be applied to mortgage servicing assets on a fully phased-in basis Note: Totals may not foot due to rounding

26 Reconciliation of Non-GAAP Measures ($ in billions, except per-share data) Note: Totals may not foot due to rounding 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 Total Shareholders' Equity $23.7 $23.4 $24.1 $24.5 $24.4 Goodwill, Net of Deferred Taxes (6.1) (6.1) (6.1) (6.1) (6.1) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.3) (1.3) (1.2) (1.1) (1.1) MSRs 1.3 1.3 1.2 1.1 1.1 Tangible Equity $17.6 $17.3 $18.0 $18.4 $18.4 Noncontrolling Interest (0.1) (0.1) (0.1) (0.1) (0.1) Preferred Stock (1.2) (1.2) (1.2) (1.2) (1.2) Tangible Common Equity $16.2 $16.0 $16.6 $17.0 $17.0 Total Assets 187.0 190.8 194.2 199.1 205.1 Goodwill (6.3) (6.3) (6.3) (6.3) (6.3) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.3) (1.3) (1.2) (1.1) (1.1) MSRs 1.3 1.3 1.2 1.1 1.1 Tangible Assets $180.7 $184.5 $187.8 $192.7 $198.7 Average Equity / Average Assets 12.4% 12.4% 12.3% 12.1% 12.1% Total Equity / Total Assets 12.7% 12.3% 12.4% 12.3% 11.9% Tangible Equity / Tangible Assets 9.7% 9.4% 9.6% 9.5% 9.2% Tangible Common Equity / Tangible Assets 9.0% 8.7% 8.9% 8.8% 8.6% Book Value Per Common Share $43.44 $43.45 $44.97 $46.14 $46.63 Tangible Book Value Per Common Share $31.56 $31.45 $32.90 $33.98 $34.34